UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2023
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street		19104
Philadelphia,	Pennsylvania	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

ITEM 2.05.     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

In response to the unprecedented downturn in the global crop protection market that resulted in severe channel destocking, which has materially impacted volumes in 2023, the Company has initiated a global restructuring plan, which we refer to as "Project Focus." This program is designed to right-size our cost base and optimize our footprint and organizational structure with a focus on driving significant cost improvement and productivity. The Company's objective for Project Focus is to deliver $50 to $75 million in contributions to adjusted EBITDA in 2024. The Company is further targeting annual run-rate savings of $150 million or more by the end of 2025 from the program once fully implemented.

The Company has not fully defined all of the specific actions that may be required to deliver the targeted benefits. As such, while the charges and associated cash payments are expected to be material in the aggregate, the Company is unable at this time to make a good faith determination of the cost estimates, or ranges of cost estimates, associated with actions to be implemented under Project Focus, other than for certain actions already underway. The Company expects to incur pre-tax restructuring charges including but not limited to asset write-offs, employee severance and related benefit costs, relocation charges, and contract termination charges, including the exit of certain leases, as well as inventory and other working capital charges primarily associated with the liquidation of excess inventory in select markets. The Company also expects to incur consulting and other professional service fees to help execute these actions as well as for the design and implementation of the future structures and processes.

The Company has launched a voluntary separation program in select jurisdictions as well as workforce reduction actions in its Brazil business. The Company estimates severance charges and other costs for initial actions already underway through Project Focus to be in the range of $20 to $40 million.

In accordance with paragraph (d) of Item 2.05, the Company will timely file an amendment(s) to this Current Report on Form 8-K after its determination of such additional cost estimates or ranges of cost estimates. Restructuring actions under Project Focus are expected to be substantially complete by the end of 2025. Future actions by the Company or changes in circumstances from current assumptions may cause actual results and future cash payments to differ.

ITEM 2.06.    MATERIAL IMPAIRMENTS
The disclosures under Item 2.05 are incorporated by reference into this Item 2.06.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/s/ ANDREW D. SANDIFER
Andrew D. Sandifer Executive Vice President and Chief Financial Officer
Date: December 18, 2023